                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement         [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                                   FDP CORP.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   FDP CORP.
                            2140 SOUTH DIXIE HIGHWAY
                              MIAMI, FLORIDA 33133

                             INFORMATION STATEMENT

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

     This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and transmitted on or about October 10, 1997 to the holders of record on September 30, 1997 (the "Record Date") of shares of common stock, par value $.01 per share (the "Common Stock"), of FDP Corp., a Florida corporation (the "Company"). This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the following action:

         To increase to 1,220,868 the number of shares of Common Stock reserved for issuance pursuant to the Company's 1994 Employee Stock Option Plan (the "1994 Plan").

                               VOTING SECURITIES

     This Information Statement is being mailed on or about October 10, 1997 to all shareholders of record as of the Record Date.

     As of the Record Date, there were issued and outstanding 5,743,087 shares of Common Stock, the only class of voting securities of the Company. Each share of Common Stock entitles its holder to one vote.

     The Company's Board of Directors approved a three-for-two stock split which became effective on November 26, 1996 for shareholders of record on that date (the "Stock Split"). Unless otherwise indicated, all share amounts appearing herein reflect the Stock Split.

     Mr. Michael C. Goldberg, the record and beneficial owner of approximately 53.7% of the outstanding shares of Common Stock, has voted all of such shares in favor of the increase in the number of shares of Common Stock reserved for issuance pursuant to the 1994 Plan, which vote was sufficient to approve the increase.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as defined below), and (iv) all executive officers and directors of the Company as a group.

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(2)
NAME AND ADDRESS                                              ----------------------
OF BENEFICIAL OWNER(1)                                         SHARES        PERCENT
----------------------                                        ---------      -------
Michael C. Goldberg.........................................  3,081,431(3)    53.7%
Michael S. Barish group.....................................    357,450(4)     6.2
Douglas Kennedy.............................................     38,750(5)     0.7
Richard Fleischman..........................................     70,000(6)     1.2
Kathleen Muro...............................................     70,000(7)     1.2
Beverly Price...............................................     75,000(8)     1.3
Edward Pick.................................................     41,250(9)     0.7
Cesar L. Alvarez............................................         --         --
Cindy Goldberg..............................................         --         --
Albert J. Schiff............................................         --         --
Bruce I. Nierenberg.........................................         --         --
All directors and executive officers as a group (11
  persons)..................................................  3,393,556(10)   59.1

---------------

 (1) Unless otherwise indicated, the address of each of the beneficial owners identified is 2140 South Dixie Highway, Miami, Florida 33133.
 (2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.
 (3) Includes 750,000 shares of Common Stock beneficially owned by Mr. Goldberg as sole Trustee under charitable remainder unitrust created in 1994 by Mr. Goldberg and his wife, Cindy Goldberg. Mr. and Mrs. Goldberg are the income beneficiaries of the trust.
 (4) Based on the Schedule 13D dated February 24, 1995. Includes (i) an aggregate of 244,500 shares of Common Stock owned by Michael Barish for which he has sole voting and dispositive power, (ii) 75,000 shares of Common Stock owned by Michael Barish either jointly with his spouse or as custodian for his children, (iii) 9,000 shares of Common Stock owned by Fred Klinghoffer, Trustee under will of Emanuel Klinghoffer, for which voting power for such shares is shared by Michael Barish, Carl Barish and Fred Klinghoffer and (iv) 28,950 shares held by clients of Cambiar Investors Inc., for which Michael Barish shares voting and dispositive power. Mr. Barish's address is c/o Cambiar Investors Inc., 8400 East Prentice Avenue, Suite 460, Englewood, Colorado 80111.
 (5) Represents 38,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Information Statement.
 (6) Represents 70,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Information Statement.
 (7) Includes 62,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Information Statement.
 (8) Includes 56,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Information Statement.
 (9) Represents 41,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of this Information Statement.
(10) Includes 285,875 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Information Statement.

                             EXECUTIVE COMPENSATION

TOTAL ANNUAL COMPENSATION

     The following table sets forth certain information relating to the total annual compensation paid or accrued by the Company and its subsidiaries during each of the three most recent fiscal years to its Chief Executive Officer and to each of the five most highly compensated executive officers (other than the Chief Executive Officer) whose total annual compensation during the fiscal year ended November 30, 1996 exceeded $100,000 (collectively, the "Named Executive Officers"). The Company did not grant any stock options or stock appreciation rights to any of the Named Executive Officers during fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL COMPENSATION(1)
                                                        ----------------------------------------------
                                               FISCAL                          ALL OTHER      OPTIONS
NAME AND PRINCIPAL POSITION                     YEAR     SALARY    BONUS    COMPENSATION(2)     (#)
---------------------------                    ------   --------   ------   ---------------   --------
Michael C. Goldberg..........................    1996   $401,000       --           --              --
  Chairman of the Board,.....................    1995   $382,200       --           --              --
  Chief Executive Officer and................    1994   $355,000       --           --              --
  President
Douglas Kennedy..............................    1996   $175,000       --       $4,500              --
  Executive Vice President...................    1995   $167,500       --       $4,500          30,000
                                                 1994   $160,000       --       $4,620              --
Richard Fleischman...........................    1996   $150,000       --       $4,500              --
  Vice President.............................    1995   $145,000       --       $4,500              --
                                                 1994   $145,000       --       $4,350          55,500
Kathleen Muro................................    1996   $126,000       --       $3,750              --
  Vice President.............................    1995   $120,000       --       $3,750              --
                                                 1994   $110,000   $7,500       $3,600          37,500
Beverly Price................................    1996   $115,000       --       $3,450              --
  Vice President.............................    1995   $110,000       --       $3,571          11,250
                                                 1994   $105,000   $5,000       $3,300          41,250
Edward Pick..................................    1996   $115,000       --       $3,450              --
  Vice President.............................    1995   $110,000       --       $2,906              --
                                                 1994   $105,000       --       $1,132              --

---------------

(1) Does not include the value of certain benefits that may be personal in nature, but that cannot be precisely ascertained. The Company believes that the value of noncash benefits and compensation distributed to each of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the compensation reported in the table above for each individual.
(2) Represents company funded profit sharing contributions for each Named Executive Officer.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended November 30, 1996 and (ii) unexercised stock options held by the Named Executive Officers as of November 30, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

                                                                  NUMBER OF
                                                             UNEXERCISED OPTIONS           VALUE OF UNEXERCISED
                                                            HELD AT NOVEMBER 30,           IN-THE-MONEY OPTIONS
                                 SHARES                             1996               HELD AT NOVEMBER 30, 1996(1)
NAME AND                        ACQUIRED      VALUE      ---------------------------   ----------------------------
PRINCIPAL POSITION             ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------             -----------   --------    -----------   -------------   -----------    -------------
Michael C. Goldberg..........        --            --           --             --             --              --
  Chairman of the Board,
  Board, Chief Executive
  Officer and President
Douglas Kennedy..............    41,250      $221,250      108,750             --       $497,188              --
  Executive Vice President
Richard Fleischman...........    37,500      $247,500       75,000             --       $350,250              --
  Vice President
Kathleen Muro................     7,500      $ 56,250       60,000             --       $278,250              --
  Vice President
Beverly Price................        --            --       75,000             --       $340,938              --
  Vice President
Edward Pick..................    11,250      $ 61,750       46,500             --       $207,625              --
  Vice President

---------------

(1) Calculated on the basis of the average of the high ask and low bid quotations for the Company's Common Stock as reported by NASDAQ on November 29, 1996, which was $7.42 per share.

BENEFIT PLANS

     Profit Sharing Plan. The Company has in effect a Profit Sharing Plan for all full-time employees who have been employed by the Company for more than 1 year and are at least 21 years of age. Contributions to the plan are at the discretion of the Board of Directors. In 1984, the Company amended the Profit Sharing Plan to include a cash or deferred plan (a 401(k) plan). The Profit Sharing Plan provides for the Company to match employee elective contributions in an amount of 50 percent of such contribution to a maximum of 3 percent of annual employee compensation. Company contributions to the Profit Sharing Plan were approximately $249,300 in fiscal 1996. Michael and Cindy Goldberg are the Trustees of the Profit Sharing Plan.

     Stock Option Plans. The Company's Board of Directors and shareholders approved the Company's 1984 Non-Qualified Stock Option Plan (the "1984 Plan") in November 1983. A total of 650,000 shares of Common Stock were reserved for issuance pursuant to the 1984 Plan. As of November 1, 1993, the ten-year term of the 1984 Plan expired and, accordingly, no additional grants of options may be made under the 1984 Plan. See "Approval of Increase in the Number of Shares Reserved for Issuance Pursuant to the Company's 1994 Employee Stock Option Plan" for information concerning the 1994 Plan.

             APPROVAL OF INCREASE IN THE NUMBER OF SHARES RESERVED
     FOR ISSUANCE PURSUANT TO THE COMPANY'S 1994 EMPLOYEE STOCK OPTION PLAN

     The Company's Board of Directors has unanimously adopted a resolution to increase to 1,220,868 shares the number of shares of Common Stock in the Company's 1994 Employee Stock Option Plan (the "1994 Plan") that are reserved for issuance. Mr. Michael C. Goldberg, the record and beneficial owner of approximately 53.7% of the outstanding shares of Common Stock, has voted all of such shares in favor of the increase in the number of shares reserved for issuance pursuant to the 1994 Plan, which vote was sufficient to approve the increase. The 1994 Plan previously authorized 920,868 shares for issuance upon exercise of stock options. The current text of the 1994 Plan, as modified pursuant to this amendment, is attached hereto as Exhibit A. The material features of the 1994 Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 1994 Plan, as amended.

     The 1994 Plan is intended to advance the interests of the Company and its shareholders by providing additional incentives to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1994 Plan provides for the issuance of both incentive and non-incentive stock options.

     The 1994 Plan provides that it shall be administered by a committee consisting of not less than two directors designated by the Board of Directors, or in the absence of such a committee the full Board of Directors (in either case, the "Committee"). The 1994 Plan also requires that the Committee consist of directors who are "disinterested persons," in the event that options are granted to employees who are officers or directors of the Company. A disinterested person is a director who is not, during the one year prior to his service as an administrator of the 1994 Plan, or during such service, granted or awarded equity securities pursuant to the 1994 Plan or any other plan of the Company with certain exceptions.

     The Committee, in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the 1994 Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the 1994 Plan and all persons or entities claiming by or through such persons.

     Because persons to whom grants of options are to be made are to be determined from time to time by the Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive options or the number of shares for which options will be granted to any such employee, except to the extent already granted.

     An aggregate of 1,220,868 shares of Common Stock (subject to adjustment as discussed below) have been reserved for sale upon exercise of options granted under the 1994 Plan. As of the Record Date, options to purchase 756,400 shares of Common Stock were issued and outstanding under the 1994 Plan and options to purchase 141,400 shares of Common Stock had been exercised. The shares acquired upon exercise of options granted under the 1994 Plan will be authorized and unissued shares of Common Stock. The Company's shareholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 1994 Plan. If any option granted under the 1994 Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the 1994 Plan.

     The following table sets forth, as of September 15, 1997, certain information regarding options granted under the 1994 Plan to the persons and groups indicated.

                                                                                             VALUE OF
                                                                                            OPTIONS AT
                                                  NUMBER OF SHARES    EXERCISE PRICE       SEPTEMBER 15,
NAME AND POSITION                                SUBJECT TO OPTIONS     PER SHARE             1997(1)
-----------------                                ------------------   --------------   ---------------------
Michael C. Goldberg............................            --                   --                  --
  Chairman of the Board, Chief Executive
  Officer, and President
Douglas Kennedy................................        30,000          $      3.75          $  133,125
  Executive Vice President
Richard Fleischman.............................        70,000          $2.83-$7.75          $  128,947
  Vice President
Kathleen Muro..................................        47,500          $2.83-$7.75          $  205,156
  Vice President
Beverly Price..................................        52,500          $2.83-$3.75          $  270,781
  Vice President
Edward Pick....................................            --                   --                  --
  Vice President
All current executive officers as a group (8
  persons).....................................       215,000          $2.83-$7.75          $  818,322
All current directors who are not executive
  officers as a group (0 persons)..............            --                   --                  --
All employees as a group, other than executive
  officers (48 persons)........................       541,400          $2.83-$7.75          $1,021,100

---------------

(1) The average of the high ask and low bid quotations for the Common Stock on September 15, 1997 was $8.19 per share. Value is calculated by multiplying
    (a) the difference between $8.19 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

TERMS AND CONDITIONS

     The 1994 Plan will remain in effect until April 18, 2004 unless suspended or terminated by the Board of Directors or the Committee. All options must be granted prior to ten years after the effective date of the 1994 Plan. Further, all options must be evidenced by a written agreement between the Company and the grantee. The terms and conditions of such agreements must be consistent with the 1994 Plan and those terms and conditions prescribed by the Committee.

     The purchase price of the shares of Common Stock underlying any option shall be any price determined by the Committee; provided, however, that the option price per share for incentive stock options may not be less than the Fair Market Value (as defined in the 1994 Plan) of the underlying shares on the date of grant. The purchase price for shares of Common Stock purchased by exercise of an option must be paid in full at the time the option is exercised. No shares of Common Stock may be issued or transferred until full payment has been received. Accordingly, no option confers on the holder thereof any right of a shareholder with respect to any shares until the shares represented by the option have been paid for in full. Payment may be in cash, certified or official bank check, by money order, in shares of Common Stock or by a combination of the above; the Committee in its sole discretion may accept a personal check in payment for the Common Stock. If the exercise price is paid in whole or in part with shares of Common Stock, the value of the shares delivered will be the fair market value of the Common Stock on the date immediately preceding the date the option is exercised. The 1994 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, (iii) be secured by the shares of Common Stock purchased and (iv) contain such other terms as the Committee in its sole discretion shall require. Proceeds from the sale of Common Stock pursuant to the exercise of options will be added to the general funds of the Company to be used for general corporate purposes.

     No option granted under the 1994 Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event may an option be exercisable after the expiration of ten years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option may be exercised. Each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all of the Company's assets. As a condition of any sale or issuance of Common Stock upon the exercise of an option, the Committee may require the optionee's entry into certain agreements or undertakings in order that the Company may remain in compliance with applicable Federal and state laws.

     The unexercised portion of any option automatically terminates (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the 1994 Plan); (ii) mental or physical disability; or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the optionee's employment is terminated by reason of the death of the employee; or three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

     To prevent dilution of the rights of a holder of an option, the 1994 Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares. Provisions governing the effect upon options in the event of a merger, consolidation or other reorganization of the Company are also included in the 1994 Plan.

AMENDMENTS

     No option may be granted after the 1994 Plan's termination on April 18, 2004. Either the Board of Directors or the Committee may amend, suspend or terminate the 1994 Plan at any time, provided that such action may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. In addition, the Board of Directors or the Committee may not amend the 1994 Plan, without first obtaining shareholder approval, to (a) materially increase the benefits accruing to participants under the 1994 Plan, (b) materially increase the number of securities which may be issued under the 1994 Plan, or (c) materially modify the requirements as to eligibility for participation in the 1994 Plan.

                FEDERAL INCOME TAX CONSEQUENCES OF THE 1994 PLAN

     The 1994 Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Non-Qualified Stock Options. On exercise of a non-qualified stock option granted under the 1994 Plan, an optionee (other than an officer or director of the Company) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

     An officer or director of the Company or any other person to whom the short-swing profit recovery provisions of section 16(b) of the Exchange Act apply in connection with an option under the 1994 Plan (a

"Reporting Person") generally will not recognize ordinary income until the earlier of the expiration of the six month period after the exercise of an option and the first day on which a sale at a profit of shares acquired on exercise of the option would not subject the Reporting Person to suit under section 16(b) of the Exchange Act. The amount of ordinary income will equal the excess, if any, of the fair market value of the shares on the date the income is recognized over the exercise price of the option. A Reporting Person, however, is entitled under section 83(b) of the Code to elect to recognize ordinary income on the date of exercise of the option, in which case the amount of income will be equal to the excess, if any, of the fair market value of the shares on that date over the exercise price of the option. A section 83(b) election must be made within 30 days after exercising an option.

     If an optionee pays for shares of Common Stock on exercise of an option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

     The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     Incentive Stock Options. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be a capital gain, that, in the case of certain noncorporate taxpayers, will be taxable at a preferential rate (for purpose of both the regular tax and the alternative minimum tax) if the holding period for the share exceeds one year. The maximum rate will vary depending on whether the holding period for the share exceeds one year, 18 months or, after December 31, 2000, five years. The preferential rate for gain recognized on sale of a share whose holding period exceeds five years (and that otherwise would not be taxable at a lower rate under the regular tax) is available only if the holding period for the share begins after December 31, 2000. Solely for purposes of determining the availability of the preferential tax rate, the holding period of a share acquired pursuant to the exercise of an option will be treated as starting on the date the option was acquired. A taxpayer may elect to treat a share held on January 1, 2001 and not sold before the next business day after January 1, 2001 as having been sold on that next business day for an amount equal to its closing market price on that day and as having been reacquired on that day for that amount. That election will start a new holding period for the share. Any gain resulting from the election will be recognized, and any loss will be disallowed.

     An optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

     The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by any particular optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     Importance of Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee under the 1994 Plan may depend on his particular situation, each optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

                                                                       EXHIBIT A
                             ---------------------

                                   FDP CORP.
                        1994 EMPLOYEE STOCK OPTION PLAN
                             ---------------------

     1. Purpose. The purpose of this Plan is to advance the interests of FDP CORP., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who are involved in the business of the Company or its Subsidiaries, including key employees, Officers and Directors (only if employees of the Company), and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

          (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

          (d) "Director" shall mean a member of the Board.

          (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

             (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

             (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

             (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

          (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

          (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (j) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to
     Item 401(b) of Regulation S-K (17 C.F.R. sec. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

          (k) "Option" (when capitalized) shall mean any option granted under this Plan.

          (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          (m) "Plan" shall mean this Stock Option Plan for the Company.

          (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o) "Share(s)" shall mean a share or shares of the Common Stock.

          (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Shares and Options. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to One Million Two Hundred Twenty Thousand Eight Hundred Sixty-Eight (1,220,868) Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Options shall be granted within 10 years from the effective date of this Plan.

     4. Dollar Limitation. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary), exceeds $100,000.

     5. Conditions for Grant of Options.

     (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company or its subsidiaries, including Directors and Officers who are regular employees. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

     (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

     (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

     (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Director, Officer or other employee may not exceed 30% of the total number of options available for grant under the Plan.

     6. Option Price. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     7. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

     8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

     (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

     (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

          (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

          (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

          (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

     (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

     (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

     9. Termination of Option Period.

     (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's wilful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

          (ii) immediately upon the termination of the Optionee's employment for Cause;

          (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

          (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

     (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or (iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

     10. Adjustment of Shares.

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

          (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

          (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     11. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

          (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     13. Administration of the Plan.

     (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or
(ii) without a meeting by the unanimous written approval of the members of the Committee.

     14. Incentive Options for 10% Shareholders. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     15. Interpretation.

     (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b) This Plan shall be governed by the laws of the State of Florida.

     (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     16. Amendment, Suspension and Termination of the Plan. Either the Board or the Committee may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no amendment may, without approval by the shareholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Notwithstanding anything herein to the contrary, the provisions of Section 5(e) of this Plan which govern the number of Options to be awarded to Directors who are members of the Committee, the exercise price per share under each such Option, when and under what circumstances such Option will be granted and the period within which each such Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated by the Securities and Exchange Commission.

     17. Effective Date and Termination Date. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.